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                                                                  Exhibit 8.1


                          [McGuireWoods LLP Letterhead]

                                December 18, 2002

Apple Suites, Inc.
10 South Third Street
Richmond, Virginia  23219

Apple Hospitality Two, Inc.
10 South Third Street
Richmond, Virginia 23219

Ladies and Gentlemen:

         We have acted as counsel to Apple Hospitality Two, Inc. ("Hospitality"), a Virginia corporation, and Hospitality Acquisition Company ("Acquisition"), a Virginia corporation, in connection with the proposed merger (the "Merger") of Apple Suites, Inc. ("Suites") with and into Acquisition pursuant to an Agreement and Plan of Merger dated as of October 24, 2002, as amended, (the "Merger Agreement") by and among Hospitality, Suites and Acquisition. Capitalized terms contained herein and not otherwise defined herein have the same meanings given such terms in the Proxy Statement as defined herein.

         For purposes of the opinion set forth below, we have reviewed and relied upon the Merger Agreement (including all attachments and documents delivered pursuant thereto), the Joint Proxy Statement/Prospectus (the "Proxy Statement") of Hospitality and Suites included in the Registration Statement on Form S-4, Registration Statement No. 333-101194 (the "Registration Statement") filed by Hospitality with the Securities and Exchange Commission (the "Commission") in connection with the issuance of Hospitality's Units (the "Hospitality Units"), in the Merger, and such other documents, records and instruments as we have deemed necessary or appropriate. In addition, in rendering our opinion, we have relied upon certain statements, representations and warranties made by Hospitality and Suites (including, without limitation, those contained in certain certified representations), which we have neither investigated nor verified. We have assumed that such statements, representations and warranties are true, correct and complete, and that no actions that are inconsistent with such statements, representations and warranties will be taken. We also have assumed that all representations made "to the best knowledge of" any person or party or with similar qualification are and will be true, correct and complete as if made without such qualification.

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December 18, 2002

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         In addition, we have assumed that (i) the Merger will be consummated in accordance with the Merger Agreement and as described in the Proxy Statement and Registration Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof) and (ii) each of Hospitality and Suites will comply with all reporting obligations with respect to the Merger required under the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations thereunder.

         Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties and assumptions or any change after the date hereof in applicable law could adversely affect our opinion. No ruling has been or will be sought from the Internal Revenue Service as to the United States federal income tax consequences of the Merger.

         Based upon and subject to the foregoing, it is our opinion that the statements and legal conclusions contained in the Registration Statement under the caption "Material United States Federal Income Tax Consequences" describe the material federal income tax aspects of the Merger and are correct in all material respects.

         No opinion is expressed as to any matter not specifically addressed above. No opinion is expressed as to the tax consequences of any of the transactions under any foreign, state, or local tax law. The foregoing opinion is based solely on the provisions of the Code, the Treasury regulations promulgated thereunder and the judicial and administrative rulings, pronouncements and decisions now in effect, all of which are subject to change, which change may be retroactively applied, or possible differing interpretations that may affect the conclusions stated herein.

         We hereby consent to the reference to our firm under the captions "Material United States Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Commission.

                               Very truly yours,


                              /s/ McGuireWoods LLP